Exhibit 10.29

Roth Capital Partners, LLC	Craig-Hallum Capital Group LLC
888 San Clemente Drive	222 South Ninth Street, Suite 350
Newport Beach, CA 92660	Minneapolis, MN 55402

December 21, 2023

Chavant Capital Acquisition Corp.

445 Park Avenue, 9th Floor

New York, NY 10022

Ladies and Gentlemen:

Reference is made to that certain Business Combination Marketing Agreement (the “Agreement”), by and among Chavant Capital Acquisition Corp., a Cayman Islands exempted company (“Company”), Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC (each, an “Advisor,” and collectively, the “Advisors”). Capitalized terms used, but not defined herein, shall have the meanings ascribed thereto in the Agreement.

Reference is also made to the proposed business combination (the “Transaction”) between Company and Mobix Labs, Inc., a Delaware corporation (“Mobix”).

The Company and the Advisors wish to resolve their differences with respect to such fees in full satisfaction of any claims by the Advisors for any such fees. In consideration of the foregoing and the covenants and agreements set forth below, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisors hereby agree to amend the Agreement (this “Amendment”) as follows:

1.	Entitlement to Shares

a.	Notwithstanding anything to the contrary in the Agreement, each Advisor hereby agrees that in lieu of receiving any Fee pursuant to Section 1(b) of the Agreement and any reimbursement of expenses or other payment pursuant to Section 2 of the Agreement in cash by wire transfer at the Closing or thereafter, each such Advisor shall, at and contingent upon the Closing, be issued 140,000 shares (the “Shares”) of Class A common stock, par value $0.00001 per share, of the Company (after giving effect to the Company’s de-registration as an exempted company in the Cayman Islands and domestication into the State of Delaware pursuant to the applicable provisions of the Cayman Islands Companies Act (As Revised) and the Delaware General Corporation Law, as amended (the “Domestication”)) (referred to herein as the “Common Shares”), representing an effective purchase price of $10.00 per share (calculated based on the maximum Fee contemplated under the Business Combination Marketing Agreement), on the terms and subject to the conditions contained herein. It is the understanding of the parties that the consideration for the issuance of such Shares shall be each Advisor’s agreement to waive and release any such Fee pursuant to Section 1(b) of the Agreement and any such reimbursement of expenses or other payment pursuant to Section 2 of the Agreement.

2.	Entitlement to Additional Shares

a.	In the event that the Adjustment Period VWAP (as defined herein) is less than $10.00 per Share (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction), each Advisor (or its permitted assigns) shall be entitled to receive from the Company a number of additional newly issued Common Shares equal to the product of (x) the number of Common Shares issued to such Advisor (or its permitted assigns) on the Transaction Closing Date that such Advisor (or its permitted assigns) holds on the Measurement Date (as defined herein), multiplied by (y) a fraction, (A) the numerator of which is $10.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction) minus the Adjustment Period VWAP, and (B) the denominator of which is the Adjustment Period VWAP (such additional shares, the “Additional Shares”). Notwithstanding anything to the contrary herein, no fraction of a Common Share will be issued pursuant to this Section 2, and if such Advisor (or its permitted assigns) would otherwise be entitled to a fraction of a Common Share, the number of Additional Shares to be issued to such Advisor (or its permitted assigns) will instead be rounded down to the nearest whole Common Share, without payment in lieu of such fractional Common Share. Each Advisor acknowledges and agrees that, as a result of the Domestication, the Additional Shares, if any, issued pursuant to this Section 2 shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Islands exempted company).

b.	For purposes of this Amendment: (i) the “Adjustment Period VWAP” means the higher of (x) the average of the VWAP of a Common Share, determined for each of the Trading Days during the Adjustment Period (as defined herein), and (y) $7.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the closing of the Transaction); (ii) the “Adjustment Period” means the thirty (30) calendar day period beginning on and including the date that is thirty (30) calendar days after the Resale Shelf Effectiveness Date; (iii) “business day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York or governmental authorities in the Cayman Islands (for so long as Company remains domiciled in Cayman Islands) are authorized or required by law to close; (iv) the “Measurement Date” means the last day of the Adjustment Period; (v) “Stock Exchange” means the securities exchange or market, if any, on which the Common Shares are then listed; (vi) “Trading Day” means any day on which (A) there is no VWAP Market Disruption Event and (B) trading in the Common Shares generally occurs on the Stock Exchange; provided that, if the Common Shares are not so listed or traded on a Stock Exchange, then “Trading Day” means a business day; (vii) “VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the Stock Exchange to open for trading during its regular trading session on such date or (B) the occurrence or existence, for more than a one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date; (viii) “VWAP” means, for any Trading Day, the per share volume weighted average price of the Common Shares as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume weighted average price is unavailable, the market value of one Common Share on such Trading Day, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by the Company); and (ix) “Resale Shelf Effectiveness Date” means the date on which the Initial Registration Statement (as defined herein) is declared effective by the Commission (as defined below). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

3.	Company Representations and Warranties

a.	The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, and, after giving effect to the Domestication, the Company will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to enter into, deliver and perform its obligations under this Amendment.

b.	The Shares have been duly authorized by the Company and, when issued and delivered to the Advisors in accordance with the terms of this Amendment, the Shares will be validly issued, fully paid and non-assessable and free and clear of all encumbrances other than those arising under applicable securities laws.

c.	This Amendment has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the same by the Advisors, is the legally binding obligation of the Company and is enforceable in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, winding up, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d.	The execution, delivery and performance of the this Amendment, the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Amendment and the consummation of the transactions herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or its subsidiary pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan or credit agreement, guarantee, note, bond, permit, lease, license or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company is subject, which would, in any case, reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company and its subsidiary, taken as a whole, and including the combined company after giving effect to the Transaction, or prevent, materially impair, materially delay or materially impede the ability of the Company to enter into and timely perform its obligations under this Amendment, or materially affect the validity of the Shares or the legal authority or ability of the Company to comply in all material respects with the terms of this Amendment (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect.

e.	Assuming the accuracy of the representations and warranties of the Advisors set forth in Section 4 of this Amendment, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Amendment (including, without limitation, the issuance of the Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq relating to the listing of the Common Shares of the Company in connection with the Business Combination, (iv) filings required to consummate the Transaction as provided under the definitive documents relating to the Transaction and (v) where the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.

f.	Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4 of this Amendment, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Advisors. The Shares offered hereby (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

4.	Advisor Representations and Warranties. Each Advisor represents and warrants to the Company that such Advisor:

a.	is (i) a “qualified institutional buyer” (as defined under the Securities Act) or (ii) an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and is acquiring the Shares only for such Advisor’s own account and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

b.	(i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares.

c.	understands that the Shares (and any Additional Shares) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Such Advisor understands that the Shares (and any Additional Shares) may not be resold, transferred, pledged or otherwise disposed of by such Advisor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale or transfer pursuant to the so-called “Section 4(a)(11⁄2)” exemption), and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry positions representing the Shares (and any Additional Shares) shall contain a legend to such effect. Such Advisor acknowledges that the Shares (and any Additional Shares) will not be immediately eligible for resale or transfer pursuant to Rule 144 promulgated under the Securities Act, that Rule 144 will not be available until 12 months following the closing and, as a result, such Advisor may not be able to readily resell or transfer the Shares (and any Additional Shares) and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Such Advisor understands that such Advisor has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares (and any Additional Shares).

d.	understands and agrees that such Advisor is acquiring the Shares directly from the Company. Such Advisor further acknowledges that there have been no representations, warranties, covenants and agreements made to such Advisor by the Company, its officers or directors, or any other party to the Transaction or person or entity, expressly or by implication.

e.	Either (A) such Advisor is not, and will not be acquiring or holding any Common Shares with the assets of, (i) an employee benefit plan (described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, (ii) a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including, without limitation, an individual retirement account) that is subject to Section 4975 of the Code or to any other federal, state, local, non-U.S. or other law or regulation that is similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), (iii) a plan, fund or other similar program that is established or maintained outside of the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, or (iv) an entity whose assets constitute the assets of any of the foregoing described in clauses (i), (ii) and (iii), pursuant to ERISA or otherwise or (B) such Advisor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

f.	acknowledges and agrees that such Advisor has received and has had an adequate opportunity to review, such audited and unaudited financial information of the Company and Mobix and such other information as such Advisor deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to such Advisor’s investment in the Shares. Such Advisor represents and agrees that the Advisor and the Advisor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as such Advisor and such Advisor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

g.	acknowledges that such Advisor is aware that there are substantial risks incident to the ownership of the Shares (and any Additional Shares). Such Advisor is able to fend for himself, herself or itself in the transactions completed herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of such investment in the Shares and is able to sustain a complete loss of such investment. Such Advisor has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

h.	understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

5.	Registration Rights.

a.	The Company agrees that, within forty-five (45) calendar days after the Transaction Closing (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale or transfer of the Shares (the “Initial Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of, (i) if the Commission notifies the Company that it will “review” the Initial Registration Statement, the ninetieth calendar day following the earlier of (A) the Filing Deadline and (B) the initial filing date of the Initial Registration Statement, and (ii) the tenth business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be “reviewed” or will not be subject to further review. If not included in the Initial Registration Statement, in the event that any Additional Shares issued to the Advisors pursuant to the terms of this Amendment are not permitted by the Commission to be registered on the Initial Registration Statement, the Company agrees that, within thirty (30) business days following the Additional Closing Date (the “Additional Filing Deadline” and, together with the initial Filing Deadline, each, a “Filing Deadline”), the Company will submit to or file with the Commission a registration statement for a shelf registration on Form S-1 or Form S-3 (if the Company is then eligible to use a Form S-3 shelf registration) (an “Additional Registration Statement” and, together with the Initial Registration Statement, each, a “Registration Statement”), in each case, covering the resale of the Additional Shares acquired by the Advisors pursuant to this Amendment which are eligible for registration (determined as of two business days prior to such submission or filing). The Company’s obligations to include each Advisor’s Shares or Additional Shares, as applicable, in a Registration Statement are contingent upon such Advisor furnishing in writing to the Company such information regarding such Advisor, the securities of the Company held by such Advisor and the intended method of disposition of the Shares or Additional Shares, as applicable as shall be reasonably requested in writing by the Company to effect the registration of the Shares or the Additional Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, however, that neither Advisor shall in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares or Additional Shares, as applicable. With respect to the information to be provided by an Advisor pursuant to this Section 4, the Company shall request such information prior to the anticipated initial filing date of a Registration Statement. The Company will provide a draft of a Registration Statement to each Advisor for review at least two (2) business days in advance of its anticipated initial filing date. Notwithstanding the foregoing, if the Commission prevents the Company from including in a Registration Statement any or all of the Shares or Additional Shares due to limitations on the use of Rule 415 of the Securities Act for the resale or transfer of the Shares by the applicable stockholders or otherwise, the Registration Statement shall register for resale or transfer such number of Common Shares which is equal to the maximum number of Shares (and Additional Shares, as applicable) as is permitted by the Commission. In such event, the number of Shares (and Additional Shares, as applicable) to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders, and as promptly as practicable after being permitted to register additional Shares (and Additional Shares, as applicable) under Rule 415 under the Securities Act, the Company shall file a new Registration Statement to register such Shares not included in a filed Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 4. If the Commission requests that an Advisor be identified as a statutory underwriter in the Registration Statement, such Advisor will have an opportunity to withdraw from the Registration Statement. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of any Registration Statement, or another shelf registration statement that includes the Shares (and Additional Shares, as applicable) to be sold pursuant to this Amendment, until the earliest of (i) the date on which all such Shares, and any Additional Shares, issued to the Advisors have actually been sold, (ii) the date which is three years after the relevant Registration Statement filed hereunder is declared effective and (iii) the date on which the Shares (and Additional Shares, as applicable) may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act. For purposes of clarification, any failure by the Company to file any Registration Statement by a Filing Deadline or to effect such Registration Statement by date of effectiveness shall not otherwise relieve the Company of its obligations to file or cause the effectiveness of any Registration Statement set forth in this Section 4. For purposes of this Section 4, “Shares” or “Additional Shares” shall mean, as of any date of determination, the Common Shares acquired by the Advisors pursuant to this Amendment and any other equity security issued or issuable with respect to such Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Advisor” shall include any affiliate of such Advisor to which the rights under this Section 4 have been duly assigned.

b.	Notwithstanding anything to the contrary in this Amendment, the Company shall be entitled to delay or postpone the effectiveness of any Registration Statement, and from time to time to require the Advisors not to sell under any Registration Statement or to suspend the effectiveness thereof, if the filing, initial effectiveness or continued use of any Registration Statement at any time would require the Company to make an Adverse Disclosure (as defined below) or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control (each, a “Suspension Event”). In such case, the Company may, upon giving prompt written notice of such action to each Advisor, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than two occasions or for more than ninety (90) consecutive days, or more than one hundred and fifty (150) total calendar days, in each case during any twelve-month period, determined in good faith by the Company to be necessary for such purpose. Upon receipt of any such written notice from the Company or upon written notice from the Company that any Registration Statement or related prospectus contains a Misstatement (as defined below), such Advisor agrees that (i) it will promptly discontinue offers and sales of the Common Shares under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until (A) such Advisor receives copies of a supplemental or amended prospectus (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice) that corrects the Misstatement referred to above and receives notice that any post-effective amendment has become effective or (B) is otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. The Company shall immediately notify the Advisors of the expiration of any period during which it exercised its rights under this Section 4(b). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of the Advisor in connection with any sale of Shares (and Additional Shares, as applicable) with respect to which such Advisor has entered into a contract for sale prior to such Advisor’s receipt of the notice of a Suspension Event and which has not yet settled. If so directed by the Company, each Advisor will deliver to the Company or, in such Advisor’s sole discretion destroy, all copies of the prospectus covering the Shares (and Additional Shares, as applicable) in such Advisor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares (and any Additional Shares) shall not apply (i) to the extent such Advisor is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company or the Company’s board of directors, after consultation with counsel to the Company, (x) would be required to be made in any Registration Statement or the related prospectus in order for such Registration Statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, (y) would not be required to be made at such time if any Registration Statement were not being filed, declared effective or used, as the case may be, and (z) the Company has a bona fide business purpose for not making such information public. “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made in any Registration Statement or the related prospectus, in the light of the circumstances under which they were made, not misleading.

6.	Trust Account Waiver. Each Advisor acknowledges that substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company and its public shareholders. For and in consideration of the Company entering into this Amendment, the receipt and sufficiency of which are hereby acknowledged, each Advisor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Amendment or the Agreement. For the avoidance of doubt, this Section 6 is not intended to limit the Advisors’ ability to enforce their rights under this Amendment if the Company fails to perform its obligations under this Amendment.

7.	No Short Sales. Each Advisor hereby agrees that, from the date of this Agreement until any Additional Closing, that it will not, nor will any person acting at such Advisor’s direction or pursuant to any understanding with such Advisor (including such Advisor’s controlled affiliates), directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities or execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to, any shares or any securities of the Company or any instrument exchangeable for or convertible into any shares or any securities of the Company until the consummation of the Transaction (with respect to the Shares) or the Additional Closing (with respect to the Additional Shares), or such earlier termination of this Amendment in accordance with its terms. Notwithstanding anything to the contrary contained herein, the restrictions in this Section 6 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of the Company (A) held by such Advisor, its controlled affiliates or any person or entity acting on behalf of such Advisor or any of its controlled affiliates prior to the execution of this Amendment or (B) purchased by such Advisor, its controlled affiliates or any person or entity acting on behalf of such Advisor or any of its controlled affiliates in open market transactions after the execution of this Amendment, or (ii) ordinary course hedging transactions so long as the sales or borrowings relating to such hedging transactions are not settled with the Shares and any Additional Shares subscribed for hereunder and the number of securities sold in such transactions does not exceed the number of securities owned or subscribed for at the time of such transactions. Notwithstanding the foregoing, (i) nothing herein shall prohibit any entities under common management with such Advisor that have no knowledge of this Amendment or of such Advisor’s participation in the transactions contemplated hereby (including such Advisor’s affiliates) from entering into any short sales; (ii) in the case that such Advisor is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Advisor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Advisor’s assets, this Section 6 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to receive the Shares (and Additional Shares, as applicable) covered by this Amendment.

8.	Permitted Assigns. Neither this Amendment nor any rights that may accrue to any Advisor hereunder (other than the Shares or Additional Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of the Company, except that this Amendment and any of the Advisor’s rights and obligations hereunder may be assigned to any member, limited partner or affiliate controlling, controlled by or under common control with such Advisor without the prior consent of the Company; provided that such Advisor gives prior written notice to the Company, and such assignee or transferee agrees in writing to be bound by and subject to the terms and conditions of this Amendment and makes the representations and warranties in Section 3 hereof.

9.	Entire Agreement. Except as set forth herein, the Agreement remains in full force and effect. This Amendment, together with the Agreement, constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Amendment may not be modified or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto.

10.	Counterparts. This Amendment may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

11.	Termination. This Amendment shall become null and void if and to the extent that the Transaction with Mobix is not consummated.

If the foregoing correctly sets forth the understanding between the Advisors and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided below, at which time this letter shall become a binding contract.

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Byron Roth
Name:	Byron Roth
Title:	Executive Chairman

CRAIG-HALLUM CAPITAL GROUP, LLC

By:	/s/ Steve Dyer
Name:	Steve Dyer
Title:	Chief Executive Officer

AGREED AND ACCEPTED BY:

CHAVANT CAPITAL ACQUISITION CORP.

By:	/s/ Jiong Ma
Name:	Jiong Ma
Title:	Chief Executive Officer

[Signature Page to Amendment to Business Combination Marketing Agreement]